UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __________)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Materials Pursuant to Rule 14a-12

THE SOUTHERN COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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(2)           Aggregate number of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)           Proposed maximum aggregate value of transaction:

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(5)           Total fee paid:

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☐           Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)           Form, Schedule or Registration Statement No.:

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(3)           Filing Party:

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(4)           Date Filed:

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The following is sent on behalf of Tom Fanning to all Southern Company employees:

The 2012 Southern Company proxy statement is currently being distributed to all common stockholders, and I would like to ask for your help.

Many Southern Company employees own Southern Company common stock, either through the Employee Savings Plan (ESP) or some other method of ownership. In fact, collectively, Southern Company ESP participants own about 7 percent of all outstanding shares. Historically, most of those shares have not been actively voted via the annual proxy process, and while employee participation improved last year, we would like to do even better this year.

If you are a stockholder, please take an active role in this important process and vote your proxy – either by mail, phone or the Internet – as soon as possible after you have received the email containing voting instructions. I encourage you to study the matters to be voted upon in this year’s proxy statement and vote as you see fit. To aid you in making an informed decision, further details on the proxy will be provided this week on Southern Today.

If you have any questions about your proxy statement or the voting process, please contact Opal Shorter at 404-506-0813 or 8-506-0813. Thank you for your support.